Exhibit 10.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED SPONSOR COMPLETION GUARANTEE

This Third Amended and Restated Sponsor Completion Guarantee (this “Guarantee”) dated as of October 16, 2013, is made by MGM Resorts International, a Delaware corporation (“Completion Guarantor”), in favor of CITYCENTER HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and BANK OF AMERICA, N.A., as collateral agent pursuant to the Amended and Restated Credit Agreement referred to below (in such capacity together with its successors, the “Collateral Agent”), with reference to the following facts:

RECITALS

A. The Company is the owner, directly or indirectly, of the land and improvements collectively constituting the CityCenter project in Clark County, Nevada (“CityCenter”).

B. The Company entered into that certain Credit Agreement, dated as of October 3, 2008 (as amended, the “Original Credit Agreement”), with the lenders referred to therein (collectively, the “Lenders”) and Bank of America, N.A., as the administrative agent for the Lenders (in such capacity together with its successors, the “Administrative Agent”, which was amended and restated pursuant to that certain Amended and Restated Credit Agreement, dated as of January 21, 2011, by and among the Company, the Lenders and the Administrative Agent (as amended, the “First Amended and Restated Credit Agreement”), and further amended and restated pursuant to that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2012, by and among the Company, the Lenders and the Administrative Agent (as amended, the “Second Amended and Restated Credit Agreement”).

C. Completion Guarantor and Dubai World, a Dubai, United Arab Emirates government decree entity (“Dubai World”), each indirectly own 50% of the issued and outstanding membership units in the Company. Accordingly, Completion Guarantor and Dubai World are interested in the completion of CityCenter and the financial success of the Company.

D. As a condition to the making of Loans under the Credit Agreement, Completion Guarantor and Dubai World each entered into a Sponsor Completion Guarantee, dated October 31, 2008, providing several (and not joint or joint and several) Completion Guarantees (with respect to Completion Guarantor, the “Original Guarantee,” as amended and restated pursuant to the Amended and Restated Sponsor Completion Guarantee, dated as of April 29, 2009, the “First Amended Completion Guarantee” and as further amended and restated by the Second Amended and Restated Completion Guarantee, dated January 21, 2011, the “Existing Completion Guarantee”).

E. The Company, certain of the Lenders and the Administrative Agent are entering into that certain Third Amended and Restated Credit Agreement, dated as of the date hereof, (as amended, modified or restated, the “Amended and Restated Credit Agreement”), pursuant to which, inter alia, certain obligations of the Company will be amended and restated as set forth therein. In connection with the Amended and Restated Credit Agreement, Completion Guarantor has agreed to enter into this Guarantee to amend and restate the Existing Completion Guarantee.

AGREEMENT

In order to induce the Beneficiaries (as hereinafter defined) to enter into the Amended and Restated Credit Agreement and to extend or make the credit extensions contemplated by the Amended and Restated Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Completion Guarantor, as primary obligor and not merely as surety, hereby unconditionally and irrevocably covenants and agrees for the benefit of the Company and each of the Beneficiaries as follows:

1. Certain Defined Terms. Capitalized terms used herein have the meanings ascribed thereto in the Amended and Restated Credit Agreement unless specifically defined herein. In addition to the terms defined in the preamble and the recitals to this Guarantee and in the body of this Guarantee, the following terms shall have the following respective meanings when used herein:

“Beneficiaries” means the Revolving Lenders under (as defined in the Amended and Restated Credit Agreement).

“Completion Costs” has the meaning set forth in Section 2.1 hereof.

“Construction Payables” means the unpaid amount of any claims made by any contractors, subcontractors, materialmen, vendors or other legitimate claimants made in respect of works of improvement, which have been conducted in furtherance of CityCenter and take priority over the Deed of Trust (including as determined by binding settlement or pursuant to a final and nonappealable order or judgment of a court of competent jurisdiction); provided that any such claim that is the subject of a bona fide dispute between the Company and the claimant, or is covered by a bond insuring the payment of such claim, in either case, to the reasonable satisfaction of the Collateral Agent, shall not be considered a “Construction Payable”.

“Cost Overruns” means the amount of any and all construction costs for CityCenter that exceed $8,485,638,000 in the aggregate.

“Crystals TA Expenses” has the meaning set forth in Section 2.1.

“First Amended and Restated Credit Agreement” has the meaning set forth in the Recitals hereto.

“Guaranteed Obligations” means the obligations of Completion Guarantor under this Guarantee.

“OCIP Insurance Payables” means (a) payment of all remaining risk premia and administration costs, as and when due, to Lexington Insurance Company and its co-insurers and reinsurers in connection with the Owner Controlled Insurance Program contemplated by the Construction Budget (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company); and (b) payment of all remaining claims benefits to insured parties under the Owner Controlled Insurance Program as and when due, except to the extent that such claims are the financial responsibility of Lexington Insurance Company and its co-insurers and reinsurers.

“Other Pending Construction Claims” has the meaning set forth in Section 2.1 hereof.

“Pending Mechanics Lien Claims” has the meaning set forth in Section 2.1 hereof.

“Perini Lawsuit Resolution” has the meaning set forth in Section 4.1 hereof.

“Permitted Cash Collateral Substitution” has the meaning set forth in Section 4.2.

“Related Party” shall mean any Loan Party (as such term is defined in the Amended and Restated Credit Agreement).

“Release of Circus Deeds of Trust” has the meaning set forth in Section 4.2.

“Remaining Construction Costs” has the meaning set forth in Section 2.1 hereof.

“Replacement Collateral” means any real or personal property added to the Collateral after the Closing Date pursuant to Section 4.3, other than any such property subsequently released from the Collateral in accordance with the terms of this Agreement.

“Second Amended and Restated Credit Agreement” has the meaning set forth in the Recitals hereto.

“Secured Obligations” means obligations outstanding under the Revolving Loans.

“Security Balance Account” means a deposit account of that name to be maintained by the Company with the Collateral Agent, which is to be subject to the control agreement in favor of the Beneficiaries.

“Sponsor Proceeds Account” means a deposit account of that name to be maintained by the Company with the Collateral Agent, which is to be subject to a control agreement in favor of the Beneficiaries.

“Sponsors” means Completion Guarantor and Dubai World.

2. Scope and Nature of Guarantee. Completion Guarantor hereby irrevocably agrees as follows:

2.1 Without in any manner affecting Completion Guarantor’s obligations and rights with respect to CityCenter completion costs paid prior to the date hereof, Completion Guarantor hereby guarantees the remaining costs of the completion of CityCenter consisting solely of the payment, when due of the following claims: (a) the Construction Payables relating to all mechanics liens filed in the Official Records of Clark County, Nevada as of the Effective Date (as defined in the First Amended and Restated Credit Agreement), including those set forth on Schedule I attached hereto (the “Pending Mechanics Lien Claims”), (b) the Construction Payables relating to all other work done in respect of CityCenter prior to the Effective Date (as defined in the First Amended and Restated Credit Agreement) (whether or not the subject of filed mechanics liens described on Schedule I attached hereto) (the “Other Pending Construction Claims”), (c) the Construction Payables relating to the remaining completion work on CityCenter to be performed after the Effective Date (as defined in the First Amended and Restated Credit Agreement) and as described on Schedule II attached hereto (the “Remaining Construction Costs”), (d) the OCIP Insurance Payables, and (e) the Construction Payables relating to the tenant allowance obligations at Crystals described on Schedule III attached hereto (the “Crystals TA Expenses”) (the Pending Mechanics Lien Claims, the Other Pending Construction Claims, the Remaining Construction Costs, the OCIP Insurance Payables, and the Crystals TA Expenses, collectively, the “Completion Costs”).

2.2 The obligations of Completion Guarantor hereunder are independent of and in addition to any other obligations of Completion Guarantor relating to the Company or CityCenter. For the avoidance of doubt, no other equity or debt investments made by Completion Guarantor or any of its Subsidiaries in the Company or any of its Subsidiaries or other payments made by Completion Guarantor or its Subsidiaries to or for the benefit of the Company or any of its Subsidiaries shall reduce or otherwise affect the amount of funds available to be drawn under this Guarantee.

2.3 It is acknowledged and agreed that (a) Completion Guarantor retains all of its rights as surety in respect of all amounts paid by Completion Guarantor under the Existing Completion Guarantee and to be paid under this Guarantee to the extent that such amounts are Cost Overruns, including the right to receive the MGM Completion Guarantee Reimbursement Amount solely as and when permitted by the terms of the Amended and Restated Credit Agreement and (b) subject in all respects to the agreements and instruments under which the Secured Obligations arise, Completion Guarantor shall be entitled to require the application of Condo Proceeds in the amount of $72,197,678.34 to the payment of remaining Completion Costs (as and when received), to have such amounts retained in the Sponsor Proceeds Account for the satisfaction of the Completion Costs or, following the satisfaction of all Completion Costs and subject to the terms of the agreements and instruments under which the Secured Obligations arise, to be remitted to Completion Guarantor in satisfaction of any MGM Completion Guarantee Reimbursement Amount then owing.

2.4 Without limiting the generality of Section 3.1 hereof or of any of the other provisions of this Guarantee, should there be insufficient moneys in the Sponsor Proceeds Account in order to fund the Security Balance Account for the payment of any Completion Costs then due and owing, Completion Guarantor shall be obligated, without any prior demand or other action being required from or by any of the Beneficiaries, to promptly fund into the Sponsor Proceeds Account to cure any such deficiency.

3. Guarantee Enforcement.

3.1 If the Completion Guarantor fails to pay amounts owing hereunder when due, the Collateral Agent may (but shall not be required to) make demand hereunder upon the presentation of supporting documentation for any Completion Costs (or amounts under Section 19) then due and owing, and any such demand shall be payable by Completion Guarantor within ten (10) Business Days by wire transfer of immediately available funds to the Company for direct deposit into the Sponsor Proceeds Account and from such account, then disbursed for the name of the Company in payment of such Completion Costs; provided, however, that no such demand shall be made in respect of the Pending Mechanics Lien Claims unless and until a final, unstayed order or judgment has been entered in the Perini Lawsuit. Subject to the proviso in the preceding sentence relating to the Pending Mechanics Lien Claims, should Completion Guarantor default or otherwise fail to comply with such demand, the Collateral Agent thereafter may (but shall not be required to) seek, compel, or recover with respect to such failure, the performance of such obligation pursuant to any right, power, and/or remedy available under this Guarantee, the Circus Deeds of Trust or the operative agreement(s) governing the Permitted Cash Collateral Substitution (as defined below) (as applicable), and/or applicable law. Any recovery obtained by the Collateral Agent in such instance shall be directed to the satisfaction of such Completion Costs and not to the payment of any of the Secured Obligations except solely in the event and to the extent that the Beneficiaries in any manner whatsoever (including through protective advances, the application of collateral proceeds, or otherwise) satisfied or can be deemed to have satisfied the Completion Costs subject to such demand. In such event (and to such extent), the proceeds of such recovery shall be distributed (a) in the case of Completion Costs paid or otherwise satisfied through protective advances, to the Beneficiaries making such protective advances, and (b) in the case of Completion Costs paid or otherwise satisfied through the application of collateral proceeds, pursuant to the provisions of the Amended and Restated Credit Agreement as if such proceeds otherwise constituted collateral proceeds.

3.2 Completion Guarantor agrees that its obligations hereunder shall not be affected by any exercise or non-exercise of remedies by any Beneficiary, and that this Guarantee shall continue to be enforceable against Completion Guarantor until it terminates in accordance with Section 31. Completion Guarantor’s obligations hereunder in accordance with the terms hereof shall be irrevocable and unconditional, including notwithstanding any (x) deterioration in the financial condition of the Company, including any bankruptcy or similar proceeding of the Company or any of its subsidiaries or (y) elimination or transfer of Completion Guarantor’s ownership interest in the Company, including in connection with any bankruptcy or similar proceeding.

3.3 Notwithstanding any other provision of this Guarantee to the contrary, this Guarantee is not a guarantee of any of the Secured Obligations (including any Indebtedness thereunder).

3.4 Completion Guarantor may effect its funding obligations hereunder through fundings by itself or one or more of its direct or indirect Subsidiaries. Without affecting any different arrangement between Dubai World and Guarantor, insofar as their relationship as members of the Company may be concerned, each funding made pursuant to this Guarantee (whether made by Sponsor directly or through a Subsidiary) shall be deemed to constitute a contribution to the equity capital of the Company, except to the extent of (a) the obligations of the Company with respect to the MGM Completion Guarantee Reimbursement Amount and (b) the Completion Guarantor’s rights in and to the Condo Proceeds.

4. Security for Guarantee.

4.1 This Guarantee is secured by the Circus Deeds of Trust pertaining to the real and personal property described therein (the “Collateral”). In the event that the Collateral Agent exercises its rights with respect to the Collateral as provided herein and in the Circus Deeds of Trust, the parties agree, without in any manner limiting the scope of this Completion

Guaranty or the rights in the Collateral, that the proceeds of the Collateral shall be deemed to be applied first to satisfy Completion Guarantor’s obligations under this Guarantee with respect to the first $300,000,000 of Completion Costs required to be paid under the provisions of this Guarantee and then, to satisfy the remaining Completion Costs. Without limiting the generality of the other provisions of this Guarantee, in the event of the occurrence of any event of default under the Circus Deeds of Trust that, in the reasonable judgment of the Collateral Agent, impairs the value of the Collateral in an amount not less than $25,000,000, the Beneficiaries shall be deemed to have an accelerated obligation under this Guarantee in the amount of the Collateral Agent’s estimate of Completion Guarantor’s liability under this Guarantee (which in no circumstances shall be less than (a) $300,000,000 prior to the final resolution, whether via adjudication pursuant to a final and nonappealable order or judgment of a court of competent jurisdiction, payment, or settlement, of all claims at issue in the Perini Lawsuit (“Perini Lawsuit Resolution”) and (b) $50,000,000 subsequent to the Perini Lawsuit Resolution), and the Collateral Agent shall be entitled, but not obligated, and may act (or refrain from acting) as it determines in its sole and absolute discretion, to pursue a foreclosure of the Circus Deeds of Trust (and/or any of them or any combination of them) if the Release of the Circus Deeds of Trust has not occurred and/or to pursue any other rights, powers, and/or remedies under the Circus Deeds of Trust (if the Release of the Circus Deeds of Trust has not occurred), this Guarantee, and/or applicable law.

4.2 Upon the final resolution, whether by adjudication pursuant to a final and non-appealable order or judgment of any court of competent jurisdiction, payment, or settlement of (a) all Pending Mechanics Lien Claims, (b) all Other Pending Construction Claims, and (c) all Remaining Construction Costs, Completion Guarantor may obtain the release of the Circus Deeds of Trust (the “Release of the Circus Deeds of Trust”) by substituting cash collateral (the “Permitted Cash Collateral Substitution”) in an amount equal to the remaining aggregate amount of (a) the OCIP Insurance Payables and (b) the Crystals TA Expenses as estimated and certified by a Responsible Officer of Completion Guarantor and to the satisfaction of the Collateral Agent, such cash collateral to be deposited with the Collateral Agent pursuant to pledge, deposit account, or similar agreements in form and substance acceptable to the Collateral Agent, it being understood that the purpose of the Permitted Cash Collateral Substitution is to secure the Completion Guarantor’s obligation to satisfy the then-remaining OCIP Insurance Payables and Crystals TA Expenses and that no Release of the Circus Deeds of Trust shall occur unless and until either (i) the Permitted Cash Collateral Substitution (including the resolution of all issues relating to the acceptability of the form and substance of any pertinent pledge, deposit account, or similar agreement) shall have occurred or (ii) the conditions for release set forth in the Circus Deed of Trust have been satisfied. Notwithstanding any other provision of this Guarantee to the contrary, such cash collateral may consist of Condo Proceeds to the extent expressly permitted pursuant to the provisions of the Amended and Restated Credit Agreement. In the event that Completion Guarantor may obtain the Release of the Circus Deeds of Trust pursuant to the provisions of this Section 4.2, the Collateral Agent shall be authorized (and shall be deemed to have been granted an irrevocable power of attorney by the Beneficiaries) to execute all documents necessary to effect such release without any further action being required on the part of the other Beneficiaries. Notwithstanding any other provisions of this Guarantee to the contrary, the Release of the Circus Deeds of Trust and the Permitted Cash Collateral Substitution shall in no manner constitute a defeasance (or other type of discharge) of Completion Guarantor with respect to any Guaranteed Obligations (including any Completion Costs) remaining unpaid as of (or arising after) the date of the Release of the Circus Deeds of Trust.

4.3 In connection with the exchange of Collateral subject to the Circus Deed of Trust for any other real property (or real and personal property) of the Completion Guarantor as Replacement Collateral in accordance with this Section 4.3, the Completion Guarantor may obtain Release of the Circus Deeds of Trust, or any portion thereof; provided, that (i) the fair market value of the Replacement Collateral received shall be equal to at least 110% of the fair market value of the Collateral transferred, (ii) all Replacement Collateral received in such exchange shall concurrently become Collateral under the terms of this Agreement, (iii) the fair market value of the Replacement Collateral received shall be determined with reference to appraisals reasonably satisfactory to the Collateral Agent conducted by appraisal firms reasonably satisfactory to the Collateral Agent, (iv) if (x) all or substantially all of the Collateral is released, the fair market value of such released Collateral shall be determined pursuant to additional appraisals reasonably satisfactory to the Collateral Agent conducted by appraisal firms reasonably satisfactory to the Collateral Agent, dated the same date as the appraisals of the Replacement Collateral required by (iii) above and delivered to the Collateral Agent and (y) if a portion constituting less than substantially all of the Collateral is transferred the fair market value of such released Collateral shall be determined with reference to additional appraisals reasonably satisfactory to the Collateral Agent conducted by appraisal firms reasonably satisfactory to the Collateral Agent, (v) where any personal property is so released, it is replaced as Collateral by the similar property or securities of the Completion Guarantor, (vi) no event of default under the Circus Deeds of Trust shall have occurred and be continuing or would result therefrom and (vii) to the extent reasonably requested by the Collateral Agent, the Collateral Agent shall have received an environmental site assessment relating to any Replacement Collateral that is real property covering matters similar to those covered in the environmental site assessment in connection with the Closing Date.

5. Nature of Guarantee. Except as provided for herein, this Guarantee is irrevocable and continuing in nature and relates to any Guaranteed Obligations now existing or hereafter arising. This Guarantee is a guarantee of prompt and punctual payment and performance and is not merely a guarantee of collection.

6. Relationship to Other Agreements. Except as specifically noted herein, nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other transaction document executed by Completion Guarantor or any other document, instrument or agreement executed by Completion Guarantor in connection with CityCenter, but each and every term and condition hereof shall be in addition thereto.

7. Subordination of Indebtedness of the Company to Completion Guarantor. Completion Guarantor represents and warrants that, as of the date hereof, the Company and its Subsidiaries do not have any Indebtedness owing to Completion Guarantor other than the portion of the Sponsor Subordinated Debt that has already been advanced to the Company in connection with funding construction of CityCenter or as otherwise expressly provided or permitted in the Amended and Restated Credit Agreement (it being acknowledged that the MGM Completion Guarantee Reimbursement Amount and the right of the Completion Guarantor to receive Condo

Proceeds in the amounts described above do not constitute Indebtedness). Completion Guarantor hereby agrees that all Indebtedness now or hereafter owed by the Company or any of its Subsidiaries to Completion Guarantor or any of its Subsidiaries shall be subordinated in right of payment to the Secured Obligations as and to the extent provided in the Amended and Restated Credit Agreement.

8. Statutes of Limitations and Other Laws. Until the Guaranteed Obligations have been paid and performed in full or this Guarantee terminates in accordance with Section 31, all the rights, privileges, powers and remedies granted to the Beneficiaries hereunder shall continue to exist and may be exercised by the Beneficiaries at any time and from time to time irrespective of the fact that any of the Guaranteed Obligations or the Secured Obligations may have become barred by any statute of limitations. Completion Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

9. Waivers and Consents. Completion Guarantor consents and agrees that the Beneficiaries may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) supplement, modify, amend, extend, renew, accelerate or otherwise change the time for payment or the terms of their Secured Obligations or any part thereof, including, without limitation, any increase or decrease of the rate(s) of interest thereon and any increase or decrease in the principal amount of their Secured Obligations; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, their Secured Obligations or any part thereof, or any of the transaction documents to which Completion Guarantor is not a party or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the transaction documents or their Secured Obligations or any part thereof; (d) accept partial payments on the Secured Obligations; (e) receive and hold additional security or guarantees for their Secured Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Beneficiaries in their discretion may determine; (g) release any Person from any personal liability with respect to their Secured Obligations or any part thereof; (h) settle, release on terms satisfactory to any Beneficiary or by operation of applicable Laws or otherwise liquidate or enforce any of their Secured Obligations and any security or guarantee therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restructuring or termination of the corporate or other existence of the Company or any other Related Party, and correspondingly restructure their Secured Obligations, and any such merger, change, restructuring or termination shall not affect the liability of Completion Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guaranteed Obligations.

The Collateral Agent, on behalf of the Beneficiaries, may enforce this Guarantee independently of any other remedy or security the Beneficiaries at any time may have or hold in connection with the Secured Obligations. Completion Guarantor expressly waives any right to require the Beneficiaries to marshal assets in favor of the Company, Completion Guarantor or any other Person, and agrees that the Beneficiaries may proceed against the Company or any other Person, or upon or against any security or remedy, before proceeding to enforce this Guarantee, in such order as they shall determine in their discretion. The Collateral Agent, on behalf of the Beneficiaries, may file a separate action or actions against the Company and/or Completion Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Completion Guarantor agrees that the Beneficiaries and the Company and any Affiliates of the Company may deal with each other in connection with their Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the effectiveness and enforceability of this Guarantee. The Beneficiaries’ rights hereunder shall be reinstated and revived, and the enforceability of this Guarantee shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which thereafter shall be required to be restored or returned by the Beneficiaries upon the bankruptcy, insolvency or reorganization of the Company, Completion Guarantor or any other Person, or otherwise, all as though such amount had not been paid. The rights of the Beneficiaries created or granted herein and the enforceability of this Guarantee with respect to Completion Guarantor at all times shall remain effective to guarantee the full amount of all the Guaranteed Obligations even though the Secured Obligations of certain (but not all) of the Beneficiaries shall have been paid in full and even though the Secured Obligations of the Beneficiaries, or any part thereof, or any security or guarantee therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Company or any other Related Party or any other guarantor or surety and whether or not the Company or any other Related Party shall have any personal liability with respect thereto. Completion Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of the Company or any other Related Party with respect to any of the Secured Obligations, (b) the unenforceability or invalidity of any security or guarantee for any of the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for any of the Secured Obligations, (c) the cessation for any cause whatsoever of the liability of the Company or any other Related Party (other than by reason of the full payment and performance of all their Secured Obligations and the termination of all commitments under the pertinent transaction documents), (d) any failure of the Beneficiaries to marshal assets in favor of the Company, any other Related Party or any other Person, (e) any failure of the Beneficiaries to give notice of sale or other disposition of any collateral securing any Secured Obligation to Completion Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral securing any Secured Obligation, (f) any failure of the Beneficiaries to comply with applicable Laws in connection with the sale or other disposition of any collateral securing any Secured Obligation or other security for any Secured Obligation, including without limitation, any failure of the Beneficiaries to conduct a commercially reasonable sale or other disposition of any collateral securing any Secured Obligation or other security for any Secured Obligation, (g) any act or omission of the Beneficiaries or others that directly or indirectly results in or aids the discharge or release of the Company or any other Related Party or any of their Secured Obligations or any security or guarantee therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of the

Beneficiaries to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by the Beneficiaries, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code of the United States, (l) any use of cash collateral under Section 363 of the Bankruptcy Code of the United States, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (n) the avoidance of any Lien in favor of the Beneficiaries for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Secured Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495 of the Nevada Revised Statutes (“NRS”), the benefits of the one-action rule under NRS Section 40.430, or (q) any action taken by the Collateral Agent that is authorized by this Section or any other provision of any transaction document. Without limiting the generality of any of the foregoing, in the event of any dissolution or insolvency of Completion Guarantor, the general inability of Completion Guarantor to pay debts as they mature, an assignment by Completion Guarantor for the benefit of creditors, the institution of any proceeding by or against Completion Guarantor alleging Completion Guarantor is insolvent or unable to pay its debts as they mature, and such event occurs prior to the Completion Date (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company), the Beneficiaries shall be deemed to have an accelerated obligation under this Guarantee in the amount of Completion Guarantor’s estimated liability under this Guarantee (which in no circumstances shall be less than (a) $300,000,000 prior to the Perini Lawsuit Resolution and (b) $50,000,000 subsequent to the Perini Lawsuit Resolution), and the Collateral Agent shall be entitled to file a proof of claim and otherwise pursue the allowance and recovery of such a claim (and take any and all other actions in connection therewith) in any such proceeding. Completion Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to any and all of the Secured Obligations, and all notices of acceptance of this Guarantee or of the existence, creation or incurrence of new or additional Secured Obligations.

10. Condition of the Company and other Related Parties. Completion Guarantor represents and warrants to the Beneficiaries that Completion Guarantor has established adequate means of obtaining from the Company and each other Related Party, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the Company and each other Related Party and their properties, and Completion Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the Company and each other Related Party and their properties. Completion Guarantor hereby expressly waives and relinquishes any duty on the part of the Beneficiaries (should any such duty exist) to disclose to Completion Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of the Company or each other Related Party or their properties, whether now known or hereafter known by the Beneficiaries during the life of this Guarantee.

11. Liens on Real Property. Completion Guarantor expressly waives any defenses to the enforcement of this Guarantee or any rights of the Beneficiaries created or granted hereby or to the recovery by the Beneficiaries against the Company, any other Related Party or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale because all or any part of the Guaranteed Obligations or the Secured Obligations are secured by real property. This means, among other things: (1) the Beneficiaries may collect from Completion Guarantor without first foreclosing on any real or personal property collateral pledged by the Related Parties or by Completion Guarantor; (2) if the Beneficiaries foreclose on any real property collateral pledged by the Related Parties or by Completion Guarantor: (A) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (B) the Beneficiaries may collect from Completion Guarantor even if the Beneficiaries, by foreclosing on the real property collateral, have destroyed, terminated, or otherwise adversely affected any right Completion Guarantor may have to collect from the Related Parties. This is an unconditional and irrevocable waiver of any rights and defenses Completion Guarantor may have because all or any part of the Guaranteed Obligations or the Secured Obligations are secured by real property. Completion Guarantor expressly waives any defenses or benefits that may be derived from NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455, 40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under Nevada Law or other applicable Law. Completion Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real property or interest therein subject to any such deeds of trust or mortgages or other instruments and Completion Guarantor’s or any other Person’s failure to receive any such notice shall not impair or affect Completion Guarantor’s obligations hereunder or the enforceability of this Guarantee or any rights of the Beneficiaries created or granted herein.

12. Subrogation, Indemnification and Contribution. Other than in respect of MGM Completion Guarantee Reimbursement Amount and the application of Condo Proceeds (which shall be payable to Completion Guarantor as contemplated by Section 2.3 hereof), Completion Guarantor hereby defers and subordinates, until either (A) all of the Secured Obligations have been indefeasibly paid and performed in full and any commitments with respect to the Secured Obligations are terminated or (B) the conditions for release of this Guarantee set forth in the Circus Deed of Trust have been satisfied, (i) all rights to indemnification by the Related Parties in respect of any payments made by Completion Guarantor hereunder, (ii) all subrogation rights arising out of the making of such payments, and all other similar rights which may arise in favor of Completion Guarantor against any Related Party, (iii) all rights to set off against the assets of any Related Party, and (iv) all rights to reimbursement, to exoneration or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Completion Guarantor may have or hereafter acquire against any Related Party in connection with or as a result of Completion Guarantor’s execution, delivery and performance of this Guarantee.

13. Understandings with Respect to Waivers and Consents. Completion Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Completion Guarantor otherwise may have against the Company, any other Related Party, any Beneficiary or others, or against any collateral securing any Secured Obligation, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Completion Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Guarantee and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Guarantee or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Guarantee and such waivers and consents shall be effective to the maximum extent permitted by Law.

14. Representations and Warranties.

14.1 Completion Guarantor represents and warrants that there is no equitable or legal defense to the enforcement of this Guarantee against Completion Guarantor which has not been effectively waived to the extent legally possible.

14.2 The execution, delivery and performance of this Guarantee does not (i) violate any provisions of law or any order or any court or other agency of government, (ii) contravene any provision of any material contract or agreement to which Completion Guarantor is a party or by which Completion Guarantor or Completion Guarantor’s assets are bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon an property, asset or revenue of Completion Guarantor except pursuant to or as set forth in the Circus Deeds of Trust.

14.3 All consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity, if any, which are required to be obtained in connection with the execution and delivery of this Guarantee or the performance of Completion Guarantor’s obligations hereunder have been obtained, and each is in full force and effect.

14.4 Completion Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by Completion Guarantor other than those that are being challenged in good faith by appropriate proceedings.

15. Delegations and Assignments.

15.1 This Guarantee shall inure to the benefit of the successors and assigns of the Beneficiaries who shall have, to the extent of their interest, the rights of Beneficiaries hereunder.

15.2 This Guarantee is binding upon Completion Guarantor and its successors and assigns. Completion Guarantor is not entitled to assign or delegate its obligations hereunder to any other person without the written consent of the Collateral Agent, except that Completion Guarantor may delegate its obligation to fund Completion Costs hereunder to any of its wholly-owned direct or indirect Subsidiaries; provided, however, under no circumstances shall such delegation relieve Completion Guarantor of its obligations under this Guarantee.

16. Additional Waiver. No delay on the part of any Beneficiary in exercising any of its rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by any Beneficiary, with or without notice to Completion Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guarantee.

17. Interpretation. The section headings in this Guarantee are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

18. Notices. All notices and other communications in connection with this Guarantee shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or e-mail transmission to the parties at the following addresses:

The address of Completion Guarantor for notices is:

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention:   Dan D’Arrigo

Executive Vice President and Chief Financial Officer

Telecopier: (702) 693-7628

ddarrigo@mgmresorts.com

With a copy to:

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention:   William M. Scott IV

Executive Vice President – Corporate Strategy & Special Counsel

Telecopier: (702) 693-7628

Telephone : (702) 730-3940

bscott@mgmresorts.com

The address of the Collateral Agent for notices is:

Bank of America, N.A.

Agency Management

Mail Code: TX1-492-14-11

Bank of America Plaza

901 Main Street, 14th Floor

Dallas, TX 75202-3714

Attention: Maurice Washington, Vice President

Telecopier: (214) 290-9544

maurice.washington@bankofamerica.com

With a copy to:

Bank of America, N.A.

Special Assets Group

Mail Code: TX1-492-66-01

901 Main Street, 66th Floor

Dallas, TX 75202

Attention: John (Jack) W. Woodiel III

Telecopier: (214) 290-9475

Telephone: (214) 209-0955

jack.woodiel@bankofamerica.com

And to:

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attention: Athy A. O’Keeffe

19. Costs and Expenses. Completion Guarantor agrees to pay to the Collateral Agent all costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Collateral Agent in the enforcement or attempted enforcement of this Guarantee, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements (including the reasonably allocated cost of legal counsel employed by the Collateral Agent), incurred or paid by the Collateral Agent in exercising any right, privilege, power or remedy conferred by this Guarantee, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guaranteed Obligations (and shall not be subject to any liability cap) and shall be paid to the Collateral Agent by Completion Guarantor, immediately upon demand, together with interest thereon at the Default Rate provided for in the Amended and Restated Credit Agreement.

20. Construction of this Guarantee. This Guarantee is intended to give rise to absolute and unconditional obligations on the part of Completion Guarantor; hence, in any construction hereof, notwithstanding any provision of any transaction document to the contrary, this Guarantee shall be construed strictly in favor of the Beneficiaries (and against Completion Guarantor) in order to accomplish its stated purpose.

21. Liability. Completion Guarantor, and by its acceptance hereof the Beneficiaries, hereby confirm that it is the intention of all such parties that the guarantees by Completion Guarantor pursuant to this Guarantee do not constitute a fraudulent transfer or conveyance for purposes of any federal or state Law. To effectuate the foregoing intention, and notwithstanding any other provision of this Guarantee to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate Completion Guarantor’s obligations under this Guarantee under any fraudulent conveyance, fraudulent transfer theory, or any other theory under any law, including whether under state or federal law, Completion Guarantor, automatically and without any further action being required of such Completion Guarantor or the Collateral Agent, shall be liable under this Guarantee only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Completion Guarantor under any guarantee of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of the Original Guarantee as such term is defined herein (or, if such date is determined not to be the appropriate date for determining the enforceability of such Completion Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical Guarantee voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being any such Completion Guarantor’s “Maximum Completion Guarantee Amount”), and not for any greater amount, as if the stated amount of this Guarantee as to such Completion Guarantor had instead been the Maximum Completion Guarantee Amount. This Section is intended solely to preserve the rights of each Collateral Agent and other Beneficiaries under this Guarantee to the maximum extent not subject to avoidance under applicable law, and neither any Completion Guarantor nor any other person or entity shall have any right or claim under this Section with respect to the limitation described in this Guarantee, except to the extent necessary so that the obligations of any Completion Guarantor under this Guarantee shall not be rendered voidable to the detriment of the Beneficiaries under applicable law. The liability of Completion Guarantor hereunder is independent of any other guarantees at any time in effect with respect to all or any part of the Guaranteed Obligations and Completion Guarantor’s liability hereunder may be enforced regardless of the existence of any such guarantees. Any termination by or release of Completion Guarantor in whole or in part shall not affect the continuing liability of any other guarantor, and no notice of any such termination or release shall be required. The execution hereof by Completion Guarantor is not founded upon an expectation or understanding that any other guarantee of the Guaranteed Obligations will ultimately be enforceable.

22. Amendments. This Guarantee may be amended only with the written consent of Completion Guarantor, the Company and the Collateral Agent.

23. Counterparts. This Guarantee may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

24. Enforcement. At any time that Completion Guarantor fails to fund, on a timely basis, the amount of any Guaranteed Obligation after receipt of a proper demand hereunder, the Collateral Agent shall be entitled to seek remedies against Completion Guarantor to compel the funding of its obligations hereunder. The Collateral Agent may exercise any remedy available at law or equity to enforce this Guarantee, including, without limitation, the following:

(a) Specific Performance. The Collateral Agent may seek an order for specific performance of Completion Guarantor’s funding obligations. Completion Guarantor agrees that money damages would be an inadequate remedy for breach of its funding obligations hereunder and hereby agrees in advance to an order of specific performance enforcing any or all of such obligations; and

(b) Foreclosure. The Collateral Agent may proceed to foreclose against the Collateral pursuant to the Circus Deeds of Trust. The proceeds of any Collateral secured by the Circus Deeds of Trust shall be deemed to be applied in the order of priority set forth in Section 4.1 hereof.

25. [Reserved]

26. Not a Contract to Make a Loan, Etc. This Guarantee shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of the Company or to issue a security of the Company within the meaning of Section 365(c)(2), (e)(2)(B) of the United States Bankruptcy Code.

27. Governing Law; Jurisdiction; Etc.

27.1 GOVERNING LAW. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEVADA.

27.2 SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA SITTING IN CLARK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF NEVADA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEVADA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTEE SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY BENEFICIARY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AGAINST COMPLETION GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

27.3 WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 27.2 OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMUTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

27.4 SERVICE OF PROCESS. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

28. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

29. Integration of Terms. This Guarantee contains the entire agreement between Completion Guarantor and the Beneficiaries relating to the subject matter hereof and supersedes all oral statements and prior writings with respect hereto.

30. No Defense. Completion Guarantor expressly agrees that its continuing, several liability for the Guaranteed Obligations shall not be affected or diminished in any way by any defense, including, without limitation, any sovereign immunity defense, Dubai World may possess or assert with respect to Dubai World’s obligations under the Dubai World Completion Guarantee. The execution hereof by Completion Guarantor is not founded upon an expectation or understanding that Dubai World will not possess or assert any sovereign immunity defense. It is understood and agreed that nothing in this Section shall diminish or otherwise detract from Completion Guarantor’s waivers of defenses set forth in this Guarantee.

31. Satisfaction. Subject in all respects to automatic reinstatement pursuant to the provisions of Section 9, this Guarantee shall be deemed satisfied (and thus, of no further force and effect) upon the final resolution, whether via adjudication pursuant to a final and nonappealable order or judgment of a court of competent jurisdiction, payment, or settlement, of all Completion Costs (and attendant amounts, if any, owing under Section 19); provided, however, that such satisfaction shall have no effect on (and specifically, shall not in any manner whatsoever vitiate, affect the validity or finality, un-do, or otherwise disturb) any Completion Cost previously paid or otherwise resolved, whether pursuant to the provisions of this Guarantee or otherwise.

32. Severability. Consistent with the provisions of Section 21 hereof, wherever possible, each provision of this Guarantee will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

33. Conflicts Among Documents. Any conflict between the provisions of this Guarantee and the provisions of any agreement or other instrument relating to any of the Secured Obligations shall be governed by the provisions of this Guarantee.

34. Nature of Secured Obligations Inter Se. Completion Guarantor acknowledges that the purpose of this Guarantee is to provide for the resolution of Completion Costs so that mechanics liens and other covered claims on CityCenter that might otherwise constitute competing (and/or senior) lien claims in and to CityCenter to the possible detriment of the Beneficiaries (regardless of the relative priority of the liens or other rights of the Beneficiaries inter se) are (and can be) discharged. As such, Completion Guarantor further acknowledges that nothing contained herein is intended to contradict or be deemed to be evidence of an intent to otherwise vary the meaning of the provisions of the Amended and Restated Credit Agreement, including as to the nature, priority, or potential classification of the Secured Obligations.

35. Amendment, Restatement, and Continuation of Original Guarantee. This Guarantee shall not replace the Existing Completion Guarantee and shall not otherwise become effective unless and until the Amended and Restated Credit Agreement becomes effective. Completion Guarantor irrevocably acknowledges and confirms: (a) that, upon such effectiveness, this Guarantee shall constitute an amendment, restatement, and uninterrupted continuation of the Original Guarantee (it being agreed that the remaining claims under the Original Guarantee are limited to the Completion Costs and to the other Guaranteed Obligations under Section 19 relating thereto), (b) that the Completion Guarantor’s obligations hereunder were first incurred to the extent set forth therein upon the initial execution and delivery of the Original Guarantee and expanded, if at all, to the extent set forth in the First Amended and Restated Completion Guarantee and the Existing Completion Guarantee, (c) that nothing contained in the Amended and Restated Credit Agreement or in any other loan document involving the Company impairs or otherwise adversely affects or shall be deemed to have impaired or to have otherwise adversely affected any of the Completion Guarantor’s obligations under the Original Guarantee as amended and restated in the First Amended and Restated Completion Guarantee and the Existing Completion Guarantee and now herein, (d) that such Original Guarantee, as amended and restated in the First Amended Completion Guarantee and the Existing Completion Guarantee and now herein, otherwise remains in full force and effect, (e) that the Completion Guarantor hereby reaffirms and ratifies the Original Guarantee, as amended and restated first in the First Amended Completion Guarantee and the Existing Completion Guarantee and as now limited herein, in each and every respect, and (f) that this Guarantee constitutes its valid and binding obligations.

[Signature Page to Follow]

IN WITNESS WHEREOF, Completion Guarantor has caused this Guarantee to be duly executed and delivered as of the day and year first written above.

MGM Resorts International, a Delaware corporation

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President, Deputy General Counsel & Assistant Corporate Secretary

AGREED AND ACCEPTED:

BANK OF AMERICA, N.A. as Collateral Agent

By:	/s/ Alan Tapley
	Name:	Alan Tapley
	Title:	Assistant Vice President

Schedule I

Pending Mechanics Lien Claims

CLAIMANT	AMOUNT	DOCUMENT NO.	COMMENT
Perini Building Company	$166,778,316.00	20130830-3816	Lis Pendens 20100507-4223/GlennReider Lis Pendens 20100528-4152 /Northwestern Inc LP 20100803-3176 /Lone Mountain Excavation 20100614-1832/Ceco Concrete 20100702-4110/20100713-2886/Amendment 20101014-3458/Amendment 20101915-180/Amended 20101108-3465/ Amended 20100328-3424/Amended 20101223-474/ Amended 20120830-3369
Pacific Coast Steel Inc.	$7,044,205.09	20100406-1326
Show Canada Industries	$5,235,116.02	20100514-1908	Amended 20100514-1908/Amended 20090923-1986
Steel Engineers, Inc.	$3,619,304.00	20100706-4164	Amended 20100708-4184/Amended 20100104-4777
Silver Steel Inc.	$1,975,438.90	20100419-1099
Converse Professional Group	$1,648,333.70	20100812-1545
Ceco Concrete Construction	$1,595,428.00	20100821-3671
Silver Steel Inc.	$1,465,140.46	20100419-1100
Pacific Coast Steel	$1,430,943.43	20100514-273
Pacific Coast Steel Inc.	$1,182,977.56	20100406-1349
Converse Professional Group	$1,098,889.13	20100812-1547
Converse Professional Group	$1,098,889.13	20100812-1548
Silver Steel Inc.	$938,535.00	20100419-2280
Pacific Coast Steel Inc.	$797,056.83	20100406-1331
Pacific Coast Steel Inc.	$737,865.93	20100406-1333
Pacific Coast Steel	$710,791.84	20100707-117
Converse Professional Group	$549,444.57	20100812-1546
The Converse Professional Group	$549,444.57	20100826-1240
Silver Steel Inc.	$362,328.00	20120830-3346	Amended 20100419-1098/Amended 20120625-0866
Pacific Coast Steel Inc.	$260,928.57	20100406-1342
Cambridge Architectural	$179,743.13	20100603-1482	Amended 20100312-2111/Amended 20100323-2664
Pacific Coast Steel Inc.	$171,549.26	20100406-1347
TAB Contractors Inc.	$165,000.00	20101203-1674	Amended 20100409-3740/Amended 20100421-3446 / 20100528-3743
Silver Steel Inc.	$140,826.00	20100419-2281
Pacific Coast Steel Inc.	$103,110.45	20100406-1338
Pacific Coast Steel Inc.	$83,312.81	20100406-1323
Pacific Coast Steel Inc.	$29,338.35	20100406-1340
Pacific Coast Steel	$17,677.87	20100514-271
Pacific Coast Steel Inc.	$16,230.00	20100406-1319
Desert Boilers & Controls Inc.	$11,750.00	20100617-3412
Silver Steel Inc.	$9,159.00	29100419-2282
The Converse Professional Group	$8,862.01	20100827-1059
The Converse Professional Group	$8,862.01	20100827-1060

CLAIMANT	AMOUNT	DOCUMENT NO.	COMMENT
The Converse Professional Group	$8,862.01	20100827-1061
The Converse Professional Group	$8,862.01	20100827-1062
The Converse Professional Group	$8,862.01	20100827-1063
The Converse Professional Group	$8,862.01	20100827-1064
The Converse Professional Group	$8,862.01	20100827-1065
The Converse Professional Group	$8,862.01	20100827-1066
The Converse Professional Group	$8,862.01	20100827-1070
The Converse Professional Group	$8,862.01	20100827-1071
The Converse Professional Group	$8,862.01	20100827-1072
The Converse Professional Group	$8,862.01	20100827-1073
The Converse Professional Group	$8,862.01	20100827-1074
The Converse Professional Group	$8,862.01	20100827-1075
The Converse Professional Group	$8,862.01	20100827-1076
Absolute Metals LLC	$5,522.08	20100427-747
Pacific Coast Steel Inc.	$4,972.00	20100406-1321
Pacific Coast Steel Inc.	$1,292.16	20100406-1335

TOTAL	$200,151,789.99

Schedule II

Description of Work Relating to Remaining Construction Costs

Projects / Scopes	Estimated Completion Guarantee
Signage	$1,500,000

Total	$1,500,000

Schedule III

Schedule of Crystals TA Expenses as of the Date Hereof

Space	Sq Ft	Remaining Cost As Sep-13 PTD	Cost per Square Foot
With an Executed Lease
223B	3,225	$1,000,000	$310
180	5,000	650,000	130
223A	2,500	500,000	200
303	10,231	500,000	49
144	4,251	350,000	82
272	4,144	248,640	60

Subtotal	29,351	$3,248,640	$111
Without An Executed Lease
127	5,925	$1,185,000	$200
128	3,700	740,000	200
270	2,734	431,000	158
271	1,410	280,000	199

Subtotal	13,769	$2,636,000	$191
Not Yet Assigned to Any Spaces		3,251,149

Total TA Funds Remaining to Pay	43,120	$9,135,789	$212

23